    As filed with the Securities and Exchange Commission on October 13, 1994


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 30, 1994


                          DUKE REALTY INVESTMENTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       Indiana                       1-9044                     35-1740409
   (State or other                 (Commission               (I.R.S. Employer
   jurisdiction of                 File Number)             Identification No.)
   incorporation)


                    8888 Keystone Crossing, Suite 1200
                    Indianapolis, Indiana                        46240
                    (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (317) 574-3531


                                 NOT APPLICABLE
            (Former name or former address changed since last report)


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

Item 5.     Other Events

     Duke Realty Investments, Inc. (Company) exercised a favorable option to purchase an asset of ITI-Duke Joint Venture, an affiliated company, on September 30, 1994. The asset purchased was a mortgage loan to a consolidated subsidiary of the Company. As a result of the exercise of this favorable option, the Company recognized an approximate $2 million gain included in the net income of the Company for the quarter ended
     September 30, 1994.


Item 7(c).  Exhibits

     The following exhibit is filed with this report:

          Exhibit
          Number
          -------
            20           Press Release dated September 28, 1994


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                        Duke Realty Investments, Inc.
                                                 (Registrant)



Date:  October 13, 1994            By:  /s/ Dennis D. Oklak
                                       ----------------------------------------
                                        Dennis D. Oklak
                                             Vice President and Treasurer